SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2003

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Lacey Road, Suite 600, Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 663-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Financial Statements of Businesses Acquired:

          Not applicable.

(b)     Pro Forma Financial Information:

          Not applicable.

(c)     Exhibits:

          99.1      Quarterly Consolidated Statements of Income

          99.2      Quarterly Business Segment Disclosures

Item 12. Results of Operations and Financial Condition

On September 6, 2003, ServiceMaster (the “Company”) sold substantially all of the assets and related operational obligations of Trees, Inc., the utility line clearing operations of TruGreen LandCare, to an independent subsidiary of Asplundh Subsidiary Holdings, Inc., for $20.5 million in cash. This sale was not material to the Company’s consolidated financial statements for 2003.

The results of the sold utility clearing line operations of TruGreen have been reclassified as discontinued operations and are not included in continuing operations. The quarterly consolidated statements of income and quarterly business segment disclosures included in Item 7. reflect the reclassification to discontinued operations of the sold utility line clearing business.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SERVICEMASTER COMPANY

Date: November 4, 2003	By: /s/ Steven C. Preston
Steven C. Preston
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Quarterly Consolidated Statements of Income
99.2	Quarterly Business Segment Disclosures